                                                                      EXHIBIT 22
                                                                     PAGE 1 OF 2

                           HOST MARRIOTT CORPORATION

                                  SUBSIDIARIES

 1)Beachfront Properties, Inc.
 2)CBM One Corporation
 3)CBM Two Corporation
 4)Cincinnati Terminal Services, Inc.
 5)Cleveland Airport Service, Inc.
 6)Deerfield Capital Trust
 7)Farrell's Ice Cream Parlour Restaurants, Inc.
 8)G.L. Insurance Corporation
 9)Gladieux Corporation
10)HMC Acquisition Properties, Inc.
11)HMC Acquisitions, Inc.
12)HMC Eastside Financial Corporation
13)HMC Eastside, Inc.
14)HMC GP Holdings, Inc.
15)HMC Leisure Park Corporation
16)HMC Retirement Properties, Inc.
17)HMC SFO, Inc.
18)HMC Ventures, Inc.
19)HMC Ventures One, Inc.
20)HMC Ventures Two, Inc.
21)HMH Courtyard Properties, Inc.
22)HMH Holdings, Inc.
23)HMH Pentagon Corporation
24)HMH Properties, Inc.
25)HMH Westport Corporation
26)Host Airport Hotels, Inc.
27)Host Gifts, Inc.
28)Host International, Inc.
29)Host International of Canada
30)Host International, Inc. of Kansas
31)Host International, Inc. of Maryland
32)Host Investment, Inc.
33)Host La Jolla, Inc.
34)Host Marriott BCH Hotel Corporation
35)Host Marriott GTN Corporation
36)Host Marriott Hospitality, Inc.
37)Host Marriott Travel Plazas, Inc.
38)Host Services of New York, Inc.
39)Host Services, Inc.
40)Hot Shoppes, Inc.
41)Hotel Management of Tucson, Inc
42)Hotel Properties Management, Inc.
43)Interdistributing Corporation
44)Las Vegas Terminal Restaurants, Inc.
45)MOHS Corporation
46)Marriott Airport Terminal Services, Inc.

                                                                      EXHIBIT 22
                                                                     PAGE 2 OF 2

                           HOST MARRIOTT CORPORATION

                                  SUBSIDIARIES

47)Marriott Argentine Airline Catering, Inc.
48)Marriott Barbados Limited
49)Marriott Condominium Development Corporation
50)Marriott Desert Springs Corporation
51)Marriott FIBM One Corporation
52)Marriott Family Restaurants, Inc.
53)Marriott Family Restaurants, Inc. of Illinois
54)Marriott Family Restaurants, Inc. of Vermont
55)Marriott Family Restaurants, Inc. of Wisconsin
56)Marriott Financial Services, Inc.
57)Marriott Hanover Hotel Corporation
58)Marriott MDAH One Corporation
59)Marriott MHP Two Corporation
60)Marriott Marquis Corporation
61)Marriott PLP Corporation
62)Marriott Park Ridge Corporation
63)Marriott Properties, Inc.
64)Marriott RIBM Three Corporation
65)Marriott RIBM Two Corporation
66)Marriott Realty Sales, Inc.
67)Marriott SBM One Corporation
68)Marriott SBM Two Corporation
69)Marriott YBG Corporation
70)Marriott's Bickford's Family Fare, Inc.
71)Marriott/Portman Finance Corporation (non-consolidated)
72)Michigan Host, Inc.
73)Montana Food and Beverage Services, Inc.
74)Philadelphia Airport Hotel Corporation
75)Philadelphia Market Street Hotel Corporation
76)RIBM One Corporation
77)S.D. Hotels, Inc.
78)SFM Finance Corporation
79)Saga Property Leasing Corporation
80)Saga Restaurants, Inc.
81)Sparky's Virgin Islands, Inc.
82)Straw Hat Franchising Company, Inc.
83)Sunshine Parkway Restaurants, Inc.
84)The Gift Collection, Inc.
85)Turnpike Restaurants, Inc.
86)Willmar Distributors, Inc.

                                      E-4